Exhibit 99.1

Freshpet, Inc. Reports Fourth Quarter and Fiscal 2014 Financial Results

Reports Fourth Quarter Net Sales of $24.5 Million and Fiscal 2014 Net Sales of $86.8 Million

SECAUCUS, N.J. – March 31, 2015 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its fourth quarter and fiscal year ended December 31, 2014.

Fourth Quarter Fiscal 2014 Highlights

•	Net sales were $24.5 million, up 38.3% year-over-year
•	Gross margin increased 1,270 basis points to 48.9%
•	Adjusted EBITDA increased $1.7 million to $4.0 million
•	Freshpet fridges increased 23.5% to 13,386 from 10,836

Fiscal 2014 Highlights

•	Net sales were $86.8 million, up 37.4% year-over-year
•	Gross margin increased 560 basis points to 48.7%
•	Adjusted EBITDA increased $5.7 million to $5.5 million

“We are pleased to report strong top-line growth for Freshpet in our first quarter as a public company, driven by increased velocity and distribution across our retail channels,” said Richard Thompson, Freshpet’s Chief Executive Officer. “We believe our solid results reflect our customers’ growing desire to feed their pets fresh, natural food. We are pleased with the improvements we achieved in fiscal 2014, which demonstrate our ability to successfully execute on our strategic initiatives to grow our company and create value for our shareholders. Going forward, we believe these improvements will assist us in reaching our expectations for 2015 and beyond.”

Fourth Quarter 2014

Net sales increased 38.3% to $24.5 million compared to $17.7 million in the fourth quarter of 2013. Fourth quarter net sales growth was driven by increased velocity in grocery, mass, pet specialty, natural and other retail channels in the fourth quarter of 2014.  The Company also experienced an increase in Freshpet fridges to 13,386 from 10,836 in the fourth quarter of 2013.

Gross profit was $12.0 million, or 48.9% of net sales, compared to $6.4 million, or 36.2% of net sales, for the same quarter last year. The increase in gross profit for the fourth quarter of 2014 reflects higher net sales and lower manufacturing costs per pound, partially offset by higher depreciation from the use of the Company’s new Freshpet Kitchens in Bethlehem, Pennsylvania.

Selling, general and administrative expenses (“SG&A”) were $11.4 million compared to $8.3 million for the same quarter last year.  After adjusting $1.1 million and $0.2 million for non-cash items related to stock compensation and the fair valuation of warrants in 2014 and 2013, respectively, the adjusted SG&A decreased as a percentage of net sales to 41.9% compared to 45.2% of net sales in the fourth quarter of 2013.

Net loss was $16.4 million compared to $5.2 million in the fourth quarter of 2013.  Net loss in the fourth quarter of 2014 includes $15.5 million of fees on debt guarantee and $0.7 million of write-offs of loan origination fees and note discounts associated with the pay down of debt upon the initial public offering (“IPO”). Net loss in the fourth quarter of 2013 included $1.9 million of fees on debt guarantee. Excluding these items, net loss was $0.2 million in the fourth quarter of 2014, compared to $3.3 million in the fourth quarter of 2013. The Company will no longer incur fees on debt guarantee in future periods.

Adjusted EBITDA increased $1.7 million to $4.0 million from $2.3 million in the fourth quarter of 2013. Adjusted EBITDA is a non-GAAP financial measure. Please refer to the financial tables in this press release for a reconciliation of all non-GAAP financial measures.

Fiscal 2014

Net sales for the fiscal year ended December 31, 2014 increased 37.4% to $86.8 million compared to $63.2 million during the fiscal year ended December 31, 2013. Net sales growth was driven by increased velocity in grocery, mass, pet specialty, natural and other retail channels in fiscal 2014.

Gross profit was $42.2 million, or 48.7% of net sales, compared to $27.2 million, or 43.1% of net sales, in the same period last year. The increase in gross profit in fiscal 2014 reflects higher net sales and lower manufacturing costs, partially offset by higher depreciation from the use of the Company’s new Freshpet Kitchens in Bethlehem, Pennsylvania.

SG&A was $48.6 million compared to $39.6 million in the prior year. After adjusting $1.9 million and $1.0 million for non-cash items related to stock compensation and fair valuation of warrants in 2014 and 2013, respectively, the adjusted SG&A decreased as a percentage of net sales to 53.9% compared to 61.1% of net sales in fiscal 2013.

Net loss was $37.3 million compared to $21.7 million in fiscal 2013.  Net loss in 2014 includes $25.9 million of fees on debt guarantee and $0.7 million of write-offs of loan origination fees and note discounts associated with the pay down of debt upon the IPO. Net loss in 2013 included $5.2 million of fees on debt guarantee. Excluding these items, net loss was $10.7 million in 2014, compared to $16.5 million in 2013. The Company will no longer incur fees on debt guarantee in future periods.

Adjusted EBITDA increased $5.7 million to $5.5 million from a loss of $0.2 million in fiscal 2013.

Cash and Net Debt

As of December 31, 2014, the Company had cash and cash equivalents of $36.3 million. In conjunction with its IPO, the Company entered into a $40 million credit facility, of which zero was outstanding at December 31, 2014. The Company expects to use some of its current liquidity to expand its manufacturing facility and further grow distribution.

Outlook

For full year 2015 the Company expects:

•	Net sales of $112.0 to $114.5 million, an increase of 29% to 32%, compared to 2014.
•	Adjusted EBITDA of $16.0 to $17.5 million an increase of $10.5 to $12.0 million compared to 2014.
•	Freshpet Fridges of approximately 15,100 to 15,600, an increase of approximately 13% to 17%, compared to 2014.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results. The conference call is scheduled to begin at 5:00 p.m. ET on Tuesday, March 31, 2015. To participate on the live call listeners in North America may dial (844) 452-6821 and international listeners may dial (724) 924-4985; the passcode is 2334212.

In addition, the call will be broadcast live over the Internet hosted at the "Investor Relations" section of the Company's website at www.freshpet.com. The call will be archived online through April 14, 2015. A telephonic playback will be available from 7:30 p.m. ET, March 31, 2015, through April 14, 2015. Listeners in North America may dial (855) 859-2056 and international listeners may dial (404) 537-3406; the passcode is 2334212.

About Freshpet

Freshpet has a single-minded mission – to bring the power of fresh, natural food to dogs and cats. We are committed to doing so in ways that are good for pets, for the people who love them, and for the planet we live on. That’s why all Freshpet recipes are thoughtfully prepared in the Freshpet Kitchens in Bethlehem, PA, using fresh, locally sourced ingredients.

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2015. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Measures

Management believes that EBITDA and Adjusted EBITDA, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. EBITDA, which represents net loss plus depreciation and amortization, interest expense (including fees on debt guarantee), and income tax expense, and Adjusted EBITDA, which represents EBITDA plus loss on disposal of equipment, new plant startup expenses and processing, share based compensation, launch expenses, and warrant expenses, are shown as supplemental disclosures because these figures are widely used by the investment community for analysis and comparative evaluation and each of these measures provides an additional metric to evaluate the Company’s operations and, when considered with both the Company’s U.S. GAAP results and the reconciliation to net loss, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. EBITDA and Adjusted EBITDA are not and should not be considered alternatives to net loss or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of EBITDA and Adjusted EBITDA may differ from methods used by other companies. Management believes that these non-GAAP measurements are important to an understanding of the Company's overall operating results in the periods presented. Such non-GAAP measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. We have not reconciled our expected Adjusted EBITDA to net income under “Outlook” because we have not finalized our calculations of several factors necessary to provide the reconciliation, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of our control and/or cannot be reasonably predicted at this time.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and equivalents	$36,259,252	$2,444,754
Accounts receivable, less allowance for doubtful accounts of $359,425 on December 31, 2014 and $243,777 on December 31, 2013	5,360,400	3,497,596
Inventories, net	7,314,151	5,512,225
Prepaid expenses and other current assets	1,291,379	173,786
Total Current Assets	50,225,182	11,628,361
Property, plant and equipment, net	57,825,961	48,764,032
Deposits on equipment	2,883,234	1,183,209
Other assets	1,527,483	1,041,622
Total Assets	$112,461,860	$62,617,224
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$5,423,905	$6,286,720
Accrued expenses	2,938,316	1,907,481
Total Current Liabilities	$8,362,221	$8,194,201
OTHER LIABILITIES:
Long-term debt	—	1,112,312
Notes payable	—	75,000,000
Accrued fees on debt guarantee	—	7,140,136
Accrued interest on long term debt	—	667,110
Accrued warrants	706,940	369,564
Total Liabilities	$9,069,161	$92,483,323
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK
Series B, $0.001 par value, 250,000 shares authorized, none and 112,160 issued and outstanding on December 31, 2014 and 2013, respectively	—	30,728,450
Series C, $0.001 par value, 20,000,000 and 15,000,000 shares authorized, none and 11,238,098 issued and outstanding on December 31, 2014 and 2013, respectively	—	70,463,489
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock—voting, $0.001 par value, 200,000,000 and 54,000,000 shares authorized, 33,468,342 and 10,421,419 issued and outstanding on December 31, 2014 and 2013, respectively	33,468	10,421

Additional paid-in capital	288,216,882	16,450,175
Accumulated deficit	(184,857,651)	(147,518,634)
Total Stockholders’ Equity (Deficit)	103,392,699	(131,058,038)
Total Liabilities and Stockholders’ Equity (Deficit)	$112,461,860	$62,617,224

FRESHPET INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year ended December 31,
	2014	2013
NET SALES	$86,764,112	$63,150,776
COST OF GOODS SOLD	$44,545,637	35,957,835
GROSS PROFIT	42,218,475	27,192,941
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	48,636,167	39,573,617
LOSS FROM OPERATIONS	(6,417,692)	(12,380,676)
OTHER EXPENSES:
Other Expenses	(328,793)	(537,812)
Fees on Debt Guarantee	(25,937,048)	(5,244,700)
Interest expense	(4,613,731)	(3,492,442)
	$(30,879,572)	$(9,274,954)
LOSS BEFORE INCOME TAXES	(37,297,264)	(21,655,630)
INCOME TAX EXPENSE	41,753	31,525
NET LOSS	(37,339,017)	(21,687,155)
OTHER COMPREHENSIVE INCOME
TOTAL COMPREHENSIVE LOSS	$(37,339,017)	$(21,687,155)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(131,279,893)	$(30,282,659)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
BASIC	$(9.63)	$(2.91)
DILUTED	$(9.63)	$(2.91)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
BASIC	13,632,042	10,415,014
DILUTED	13,632,042	10,415,014

FRESHPET INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,339,017)	$(21,687,155)
Adjustments to reconcile net loss to net cash flows from operating activities:
Provision for losses on accounts receivable	8,092	202,653
Loss on disposal of equipment and deposits on equipment	308,707	503,436
Fees on debt guarantee	25,937,048	5,244,700
Share-based compensation	1,563,976	978,352
Revaluation of outstanding warrants	337,376	—
Change in reserve for inventory obsolescence	(112,835)	150,540
Depreciation and amortization	6,424,813	5,945,077
Amortization of deferred financing costs and loan discount	916,322	238,925
Changes in operating assets and liabilities:
Accounts receivable	(1,870,896)	(921,772)
Inventories	(1,689,091)	(1,838,836)
Prepaid expenses and other current assets	(1,101,899)	(29,530)
Other assets	(72,660)	(139,094)
Accounts payable	(1,608,213)	290,770
Accrued expenses and accrued interest on long-term debt	271,975	(179,268)
Net cash flows used in operating activities	(8,026,302)	(11,241,202)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(17,130,947)	(24,643,016)
Proceeds from sale of equipment	253,510	—
Net cash flows used in investing activities	(16,877,437)	(24,643,016)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on long-term debt	11,500,000	32,000,000
Pay down of long-term debt	(88,000,000)	—
Redemption of Series B preferred stock	(34,998,957)	—
Financing fees paid in connection with borrowings	(739,469)	(334,818)
Proceeds from common shares issued in initial public offering, net of issuance costs	164,405,679	—
Proceeds from the issuance of common shares	—	49,889
Proceeds from issuance of Series C preferred stock	6,550,984	4,980,652
Net cash flows from financing activities	58,718,237	36,695,723
EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—
NET CHANGE IN CASH AND EQUIVALENTS	33,814,498	811,505
CASH AND EQUIVALENTS, BEGINNING OF YEAR	2,444,754	1,633,249
CASH AND EQUIVALENTS, END OF PERIOD	$36,259,252	$2,444,754

FRESHPET INC & SUBSIDIARY

RECONCILIATION BETWEEN NET LOSS AND ADJUSTED EBITDA

(Amounts in millions)

Certain totals do not sum due to rounding

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2014	2013	2014	2013
Net Loss	$(37.3)	$(21.7)	$(16.4)	$(5.2)
Fees on debt guarantee	25.9	5.2	15.5	1.9
Depreciation and amortization	6.4	5.9	1.7	2.7
Interest expense	4.6	3.5	1.4	1.0
Income tax expense	0.0	0.0	0.0	0.0
EBITDA	$(0.3)	$(7.0)	$2.1	$0.4
Loss on disposal of equipment	0.3	0.5	0.1	0.5
Launch expense	3.5	3.3	0.6	0.8
New plant start up expenses and processing	0.1	2.0	—	0.5
Noncash stock based compensation	1.6	1.0	0.8	0.2
Warrant fair valuation	0.3	—	0.3	—
Adjusted EBITDA	$5.5	$(0.2)	$4.0	$2.3